Exhibit 99.2

CERTIFICATION

Principal Financial Officer

I, Martin J. Gerrety, Treasurer and Assistant Secretary of The Bank of Kentucky Financial Corporation (“BKFC”), certify, based on my knowledge, that:

(i) The compensation committee of BKFC has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period (which for BKFC was January 1, 2011 through November 23, 2011, and referred to as the 2011 TARP Period, because BKFC repaid the remaining TARP funds as of November 23, 2011 and has no outstanding obligations arising from financial assistance under TARP), senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to BKFC;

(ii) The compensation committee of BKFC has identified and limited during the 2011 TARP Period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of BKFC and has identified any features of the employee compensation plans that pose risks to BKFC and has limited those features to ensure that BKFC is not unnecessarily exposed to risks;

(iii) The compensation committee has reviewed, at least every six months during the 2011 TARP Period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of BKFC to enhance the compensation of an employee, and has limited any such features;

(iv) The compensation committee of BKFC will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v) The compensation committee of BKFC will provide a narrative description of how it limited during the 2011 TARP Period the features in

(A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of BKFC;

(B) Employee compensation plans that unnecessarily expose BKFC to risks; and

(C) Employee compensation plans that could encourage the manipulation of reported earnings of BKFC to enhance the compensation of an employee;

(vi) BKFC has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during the 2011 TARP Period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) BKFC has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(viii) BKFC has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the 2011 TARP Period;

(ix) BKFC and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during the 2011 TARP Period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

(x) In its proxy statement for its 2011 annual meeting of shareholders, BKFC included a non-binding shareholder resolution in accordance with section 111 of EESA and in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during 2010, and since BKFC repaid TARP funds as of November 23, 2011 and has no outstanding obligation arising from financial assistance under TARP, BKFC will include in its proxy statement for its 2012 annual meeting of shareholders a non-binding shareholder resolution in accordance with Section 14A of the Securities Exchange Act of 1934, which was added pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during 2011 including the 2011 TARP Period;

(xi) BKFC will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii) BKFC will disclose whether BKFC, the board of directors of BKFC, or the compensation committee of BKFC has engaged during any part of the 2011 TARP Period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii) BKFC has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the 2011 TARP Period;

(xiv) BKFC has substantially complied with all other requirements related to employee compensation that are provided in the agreement between BKFC and Treasury, including any amendments;

(xv) Since BKFC repaid TARP funds as of November 23, 2011 and has no outstanding obligation arising from financial assistance under TARP, its TARP period ended on November 23, 2011, and BKFC is not compiling a list of the SEOs and the twenty next most highly compensated employees for 2012; and

(xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. ( See, for example 18 U.S.C. 1001.)

Date: March 9, 2012

/s/ Martin J. Gerrety
Martin J. Gerrety
Treasurer and Assistant Secretary